BUSINESS CORPORATIONS ACT
                            (Section 190)
                              Form 3-01

                      ARTICLES OF CONTINUANCE
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1.   Name of Corporation:

     SIDEWARE SYSTEMS INC.

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2.   The classes and any maximum number of shares that the corporation is authorized to issue:

     The corporation is authorized to issue a maximum of 198,978,997 Common shares. The corporation has only one class of shares.

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3.   Restrictions if any on share transfer:

     There are no restrictions on share transfers.

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4.   Number (or minimum or maximum number) of Directors:

     Not less than one (1), but while the corporation is a distributing corporation, it shall have no fewer than three (3) directors, at least two (2) of whom are not officers or employees of the corporation or its affiliates.

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5.   Restrictions if any on business the Corporation may carry on:

     There are no restrictions on the business the corporation may carry on.

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6.   If change of name effected, previous name:

Name at time of incorporation:  Heart Minerals Ltd.       April 11, 1983

Name change from Heart Minerals Ltd. to
 SRO Entertainment International Ltd.                      June 27, 1984

Name change from SRO Entertainment
 International Ltd. to Pacrim Entertainment
 Group Inc.                                             January 30, 1990

Name change from Pacrim Entertainment
 Group Inc. to Evergreen International
 Technology Inc.                                         January 9, 1991

Name change from Evergreen International
 Technology Inc. to JOT-IT! Software Corp.              January 31, 1997

Name change from JOT-IT! Software Corp. to
 Sideware Systems Inc.                                 February 18, 1998

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7.	Details of incorporation:

	Incorporation Date:                             April 11, 1983

	British Columbia corporation
        Certificate of Incorporation No. 262542

	Name at time of incorporation:
        Heart Minerals Ltd.                             April 11, 1983

	Incorporating Memorandum and Articles           April 11, 1983

        Altered Memorandum - consolidation of
        shares on a 2.5 for 1 basis, and
        increased authorized capital to
        100,000,000 common shares                     January 30, 1990

        Altered Articles - new form of
        Articles were adopted                         January 31, 1997

        Altered Memorandum - reduced the
        authorized capital
        to 94,148,696 common shares                    April 21, 1997

	Altered Memorandum - increased
        authorized capital to 200,000,000
        common shares                                   July 13, 1999

	Altered Articles - amended quorum
        requirements for meeting of shareholders	July 10, 2000

	Altered Memorandum - reduced the
        authorized capital
        to 198,978,997 common shares                December 11, 2001

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8.   Other provision if any:

  (a) Meetings of the shareholders may be held outside the Yukon Territory at any location in North America specified by the directors in the Notice of such meeting.

  (b) The directors may, between annual general meetings, appoint one or more additional directors of the corporation, to serve until the next annual general meeting, but the number of additional directors shall not an any time exceed one-third of the number of directors who held office at the expiration of the last annual meeting of the corporation.

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9.      Date                  Signature	                      Title

                            /s/ Paul Hildebrand            Secretary
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